EXHIBIT 99.1

Varonis Announces Second Quarter 2020 Financial Results

Annual recurring revenues of $235.7 million, representing growth of 52% over Q2 2019
Subscription revenues mix of 99%, compared to 56% in Q2 2019

NEW YORK, Aug. 03, 2020 (GLOBE NEWSWIRE) -- Varonis Systems, Inc. (Nasdaq: VRNS), a pioneer in data security and analytics, today announced financial results for the second quarter ended June 30, 2020.

"Varonis had a strong second quarter, with annual recurring revenue growth of 52% year-over-year," said Yaki Faitelson, Varonis CEO. "The new world of highly distributed workforces has exposed the elevated risks of the work-from-home environment, and Varonis is in a unique position to address them. For companies around the world, data is more exposed between on-prem and cloud stores, hackers are more sophisticated, and threats from insiders are growing. Both new and existing customers understand that our Data Security Platform has the power to address these problems, and they continue to invest in our solutions. We are encouraged by what we see in the market and are focused on executing against the opportunity in front of us."

Guy Melamed, Varonis CFO and COO, said, "We saw healthy customer purchasing patterns in the second quarter, and it is clear that Varonis has never been in a stronger financial position. Nearly 100% of our second quarter license revenues were from subscriptions, and 98% of our total revenues are recurring in nature, providing better visibility into future revenue streams. While we are closely monitoring the current environment, our strong second quarter results give us the confidence to gradually resume investments in the business for 2020, while planning for margin improvements and greater cash flow generation in the future."

Financial Summary for the Second Quarter Ended June 30, 2020

  Subscription revenues increased 130% to $34.1 million, or more than 99% of total license revenues, compared with $14.8 million, or 56% of total license revenues, in the second quarter of 2019.
  Maintenance and services revenues were $32.2 million, compared with $33.3 million in the second quarter of 2019.
  Total revenues increased 12% to $66.6 million, compared to $59.6 million in the second quarter of 2019, despite the substantially higher mix of subscription revenues.
  GAAP operating loss was ($22.1) million for the quarter, compared to GAAP operating loss of ($24.0) million in the second quarter of 2019.
  Non-GAAP operating loss was ($4.0) million for the quarter, compared to non-GAAP operating loss of ($8.9) million in the second quarter of 2019.

The tables at the end of this press release include a reconciliation of GAAP to non-GAAP loss from operations and net loss for the three and six months ended June 30, 2020 and 2019. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Key Performance Indicators and Recent Business Highlights

  Annual recurring revenues, or ARR, were $235.7 million as of the end of the second quarter, up 52% over the prior year period.
  As of June 30, 2020, 58% of customers with 500 employees or more had purchased four or more licenses, up from 48% as of June 30, 2019, and 24% of customers with 500 employees or more had purchased six or more licenses, up from 16% as of June 30, 2019.
  As of June 30, 2020, 77% of customers had purchased two or more product families, up from 74% as of June 30, 2019, and 47% had purchased three or more product families, up from 42% as of June 30, 2019.
  As of June 30, 2020, the Company had $326.1 million in cash and cash equivalents, marketable securities and short-term deposits.
  Raised net proceeds of $215.8 million through an offering of 1.25% Convertible Senior Notes due 2025.
  During the six months ended June 30, 2020, the Company used $10.8 million of cash from operations, compared to $3.0 million generated in the prior year period, reflecting the revenue shortfall in the first quarter due to the impact of COVID-19 and the headwind from the subscription transition.
  Announced updates to the Varonis platform to increase visibility into potential security issues related to remote work, including a new dashboard to help customers identify unusual VPN, DNS and web activity, built-in threat hunting queries to accelerate investigations, deeper visibility into Microsoft Teams, and additional threat models for Office 365.

An explanation of ARR is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Financial Outlook
For the third quarter of 2020, the Company expects:

  Revenues in the range of $68.0 million to $71.0 million.
  Non-GAAP operating loss in the range of ($3.0) million to ($2.0) million.
  Non-GAAP net loss per basic and diluted share in the range of ($0.14) to ($0.11), based on 31.6 million basic and diluted shares outstanding.

Conference Call and Webcast

Varonis will host a conference call today, Monday, August 3, 2020, at 4:30 p.m. Eastern Time, to discuss the Company's second quarter 2020 financial results. To access this call, dial 877-425-9470 (domestic) or 201-389-0878 (international). The passcode is 13704644. A replay of this conference call will be available through August 10, 2020 at 844-512-2921 (domestic) or 412-317-6671 (international). The replay passcode is 13704644. A live webcast of this conference call will be available on the "Investors" page of the Company's website (www.varonis.com), and a replay will be archived on the website as well.

Non-GAAP Financial Measures and Key Performance Indicators

Varonis believes that the use of non-GAAP operating income (loss) and non-GAAP net income (loss) is helpful to our investors. These measures, which the Company refers to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three and six months ended June 30, 2020 and 2019, non-GAAP operating income (loss) is calculated as operating income (loss) excluding (i) stock-based compensation expense and (ii) payroll tax expense related to stock-based compensation.

For the three and six months ended June 30, 2020 and 2019, non-GAAP net income (loss) is calculated as net income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation, (iii) foreign exchange gains (losses) on assets and liabilities denominated in non-U.S. dollars, which includes exchange rate differences on lease contracts as a result of the implementation of ASC 842, and (iv) amortization of debt discount and issuance costs.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash expense, the Company believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for more meaningful comparisons between our operating results from period to period. In addition, the Company excludes payroll tax expense related to stock-based compensation expense because, without excluding these tax expenses, investors would not see the full effect that excluding stock-based compensation expense had on our operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, which factors may vary from period to period independent of the operating performance of our business. Similar to stock-based compensation expense, the Company believes excluding this payroll tax expense provides investors and management with greater visibility to the underlying performance of our business operations and facilitates comparison with other periods as well as the results of other companies. Also, as the Company has significant operating lease liabilities in foreign currencies, the Company incurs foreign exchange gains or losses from the revaluation of these liabilities as well as other assets and liabilities denominated in non-U.S. dollars. These gains and losses may vary from period to period and do not reflect the true financial performance of the Company. Lastly, the expense for the amortization of debt discount and debt issuance costs, which relate to the Company’s convertible senior notes issued in 2020, is a non-cash item, and we believe the exclusion of these expenses provides a more meaningful comparison of our operational performance from period to period.

Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial measures do not represent our financial performance under U.S. GAAP and should not be considered as alternatives to operating income (loss) or net income (loss) or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense and payroll tax expense related to stock-based compensation have been, and will continue to be for the foreseeable future, significant recurring expenses in our business and an important part of the compensation provided to our employees. Additionally, foreign exchange rates may fluctuate from one period to another, and the Company does not estimate movements in foreign currencies. Finally, the amortization of debt discount and debt issuance costs are expected recurring expenses until the maturity of the senior note in 2025.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Varonis urges investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measures to evaluate our business.

A reconciliation for non-GAAP operating income (loss) and non-GAAP net income (loss) referred to in our “Financial Outlook” is not provided because, as forward-looking statements, such reconciliation is not available without unreasonable effort. The Company believes the information provided is useful to investors because it can be considered in the context of the Company’s historical disclosures of this measure.

ARR is a key performance indicator defined as the annualized value of active term-based subscription license contracts and maintenance contracts related to perpetual licenses in effect at the end of that period. Subscription license contracts and maintenance for perpetual license contracts are annualized by dividing the total contract value by the number of days in the term and multiplying the result by 365. The annualized value of contracts is a legal and contractual determination made by assessing the contractual terms with our customers. The annualized value of maintenance contracts is not determined by reference to historical revenues, deferred revenues or any other GAAP financial measure over any period. ARR is not a forecast of future revenues, which can be impacted by contract start and end dates and renewal rates.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company's growth rate and its expectations regarding future revenues, operating income or loss or earnings or loss per share. These statements are not guarantees of future performance but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the impact of the COVID-19 global pandemic on the budgets of our clients and on economic conditions generally; risks associated with anticipated growth in Varonis’ addressable market; competitive factors, including increased sales cycle time, changes in the competitive environment, pricing changes, transition in sales from perpetual licenses to a subscription-based model and increased competition; the risk that Varonis may not be able to attract or retain employees, including sales personnel and engineers; Varonis’ ability to build and expand its direct sales efforts and reseller distribution channels; general economic and industry conditions, including expenditure trends for data and cybersecurity solutions; risks associated with the closing of large transactions, including Varonis’ ability to close large transactions consistently on a quarterly basis; new product introductions and Varonis’ ability to develop and deliver innovative products; risks associated with international operations; Varonis’ ability to provide high-quality service and support offerings; and risks associated with our convertible notes and capped-call transaction. These and other important risk factors are described more fully in Varonis’ reports and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof, and Varonis undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law.

About Varonis

Varonis is a pioneer in data security and analytics, fighting a different battle than conventional cybersecurity companies. Varonis focuses on protecting enterprise data: sensitive files and emails; confidential customer, patient and employee data; financial records; strategic and product plans; and other intellectual property. The Varonis Data Security Platform detects insider threats and cyberattacks by analyzing data, account activity and user behavior; prevents and limits disaster by locking down sensitive and stale data; and efficiently sustains a secure state with automation. With a focus on data security, Varonis serves a variety of use cases, including governance, compliance, classification and threat analytics. Varonis started operations in 2005 and has customers spanning leading firms in the financial services, public, healthcare, industrial, insurance, energy and utilities, consumer and retail, technology, media and entertainment and education sectors.

To find out more about Varonis, visit www.varonis.com

Varonis Systems, Inc.
Consolidated Statements of Operations
(in thousands, except for share and per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

	Unaudited		Unaudited
Revenues:
Subscriptions	$34,086	$14,837	$54,451	$21,842
Perpetual licenses	240	11,514	628	27,035
Maintenance and services	32,239	33,270	65,662	67,104
Total revenues	66,565	59,621	120,741	115,981

Cost of revenues	10,335	8,398	20,515	16,724

Gross profit	56,230	51,223	100,226	99,257

Operating costs and expenses:
Research and development	24,067	19,722	46,755	38,490
Sales and marketing	42,983	41,656	85,563	83,652
General and administrative	11,274	13,851	22,672	23,122
Total operating expenses	78,324	75,229	154,990	145,264

Operating loss	(22,094)	(24,006)	(54,764)	(46,007)
Financial income (expenses), net	(1,845)	65	(392)	(63)

Loss before income taxes	(23,939)	(23,941)	(55,156)	(46,070)
Income taxes	(384)	(547)	(597)	(1,057)

Net loss	$(24,323)	$(24,488)	$(55,753)	$(47,127)

Net loss per share of common stock, basic and diluted	$(0.77)	$(0.81)	$(1.79)	$(1.57)

Weighted average number of shares used in computing net loss per share of common stock, basic and diluted	31,494,291	30,284,421	31,195,152	30,058,593

Stock-based compensation expense for the three and six months ended June 30, 2020 and 2019 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

	Unaudited		Unaudited
Cost of revenues	$1,354	$772	$2,139	$1,330
Research and development	5,686	3,520	9,767	6,198
Sales and marketing	6,860	3,640	11,589	7,083
General and administrative	3,723	6,864	7,011	9,146
	$17,623	$14,796	$30,506	$23,757

Payroll tax expense related to stock-based compensation for the three and six months ended June 30, 2020 and 2019 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

	Unaudited		Unaudited
Cost of revenues	$3	$26	$270	$209
Research and development	38	20	138	76
Sales and marketing	439	195	2,056	1,568
General and administrative	8	20	388	303
	$488	$261	$2,852	$2,156

Varonis Systems, Inc.
Consolidated Balance Sheets
(in thousands)
	June 30, 2020	December 31, 2019
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$239,979	$68,929
Marketable securities	26,116	41,531
Short-term deposits	60,000	10,000
Trade receivables, net	48,766	75,050
Prepaid expenses and other current assets	15,568	13,047
Total current assets	390,429	208,557

Long-term assets:
Other assets	20,007	18,360
Operating lease right-of-use asset	51,294	55,057
Property and equipment, net	36,566	36,338
Total long-term assets	107,867	109,755
Total assets	$498,296	$318,312

Liabilities and stockholders’ equity
Current liabilities:
Trade payables	$678	$997
Accrued expenses and other short-term liabilities	65,094	62,607
Deferred revenues	79,129	95,975
Total current liabilities	144,901	159,579

Long-term liabilities:
Convertible senior notes, net	215,144	—
Deferred revenues	3,692	5,460
Operating lease liability	53,539	57,040
Other liabilities	2,490	2,701
Total long-term liabilities	274,865	65,201

Stockholders’ equity:
Share capital
Common stock	32	31
Accumulated other comprehensive income (loss)	3,536	(449)
Additional paid-in capital	347,447	310,682
Accumulated deficit	(272,485)	(216,732)
Total stockholders’ equity	78,530	93,532
Total liabilities and stockholders’ equity	$498,296	$318,312

Varonis Systems, Inc.
Consolidated Statements of Cash Flows
(in thousands)
	Six Months Ended June 30,
	2020	2019

	Unaudited
Cash flows from operating activities:
Net loss	$(55,753)	$(47,127)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	4,208	2,816
Stock-based compensation	30,506	23,757
Amortization of deferred commissions	5,783	7,136
Amortization of operating lease right-of-use asset	4,990	2,837
Amortization of debt discount and issuance costs	780	—
Capital loss from sale of fixed assets	—	24

Changes in assets and liabilities:
Trade receivables	26,284	37,660
Prepaid expenses and other current assets	(970)	(1,904)
Deferred commissions	(7,815)	(8,543)
Other long-term assets	(208)	7
Trade payables	(469)	(321)
Accrued expenses and other short-term liabilities	(1,770)	(4,571)
Deferred revenues	(18,614)	(9,019)
Other long-term liabilities	2,244	201
Net cash provided by (used in) operating activities	(10,804)	2,953

Cash flows from investing activities:
Decrease (increase) in short-term deposits	(49,927)	29,154
Decrease in marketable securities	15,415	3,925
Decrease (increase) in long-term deposits	28	(15)
Proceeds from sale of property and equipment	—	10
Purchases of property and equipment	(4,436)	(9,878)
Net cash provided by (used in) investing activities	(38,920)	23,196

Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs	245,308	—
Purchases of capped calls	(29,348)	—
Proceeds (withholdings) from employee stock plans, net	4,814	(5,697)
Net cash provided by (used in) financing activities	220,774	(5,697)
Increase in cash and cash equivalents	171,050	20,452
Cash and cash equivalents at beginning of period	68,929	48,707
Cash and cash equivalents at end of period	$239,979	$69,159

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in thousands, except share and per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

	Unaudited		Unaudited
Reconciliation to non-GAAP operating loss:

GAAP operating loss	$(22,094)	$(24,006)	$(54,764)	$(46,007)

Add back:
Stock-based compensation expense	17,623	14,796	30,506	23,757
Payroll tax expenses related to stock-based compensation	488	261	2,852	2,156

Non-GAAP operating loss	$(3,983)	$(8,949)	$(21,406)	$(20,094)

Reconciliation to non-GAAP net loss:

GAAP net loss	$(24,323)	$(24,488)	$(55,753)	$(47,127)

Add back:
Stock-based compensation expense	17,623	14,796	30,506	23,757
Payroll tax expenses related to stock-based compensation	488	261	2,852	2,156
Foreign exchange rate differences, net (*)	769	426	(470)	1,148
Amortization of debt discount and issuance costs	780	—	780	—

Non-GAAP net loss	$(4,663)	$(9,005)	$(22,085)	$(20,066)

GAAP & Non-GAAP weighted average number of shares used in computing net loss per share of common stock, basic and diluted	31,494,291	30,284,421	31,195,152	30,058,593

Non-GAAP net loss per share of common stock - basic and diluted	$(0.15)	$(0.30)	$(0.71)	$(0.67)
GAAP net loss per share of common stock - basic and diluted	$(0.77)	$(0.81)	$(1.79)	$(1.57)

(*) Exchange rate differences for the three months ended June 30, 2020 and 2019 include exchange rate differences on lease contracts of ($778) and ($461), respectively, and for the six months ended June 30, 2020 and 2019 include exchange rate differences on lease contracts of $97 and ($1,043), respectively, as a result of the implementation of ASC 842, as well as other assets and liabilities denominated in non-U.S. dollars.

Investor Relations Contact:
James Arestia
Varonis Systems, Inc.
646-640-2149
investors@varonis.com

News Media Contact:
Rachel Hunt
Varonis Systems, Inc.
877-292-8767 (ext. 4247)
pr@varonis.com